                                                                    EXHIBIT 3.39

                          CERTIFICATE OF INCORPORATION
                                       OF
                           PETERSEN ACQUISITION CORP.

     The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

     FIRST: The name of the Corporation is Petersen Acquisition Corp.

     SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1,000 shares of Common Stock, par value $0.01 each.

     FIFTH: The name and address of the incorporator is Beverly C. Chell, 745 Fifth Avenue, New York, NY 10151.

     SIXTH: The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

     SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on July 29, 1996.


                                             /s/ Beverly C. Chell
                                             ----------------------------------
                                             Beverly C. Chell

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

     PETERSEN ACQUISITION CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation").

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth and declaring advisable a proposed amendment to the Certificate of Incorporation of said Corporation:

          RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the First Article so that, as amended, said Article shall be and read as follows: "The name of the Corporation is HPC Brazil, Inc."

     SECOND: That by written consent, filed with the minutes of the Corporation, the sole stockholder approved said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment to the Corporation's Certificate of Incorporation was duly adopted in accordance with the applicable provisions of
Section 242 and Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Petersen Acquisition Corp. has caused this Certificate to be executed by Beverly Chell, its authorized officer, on this 15th day of October, 1999.


                                         By:  /s/ Beverly C. Chell
                                              ---------------------------------
                                              Name:  Beverly C. Chell
                                              Title: Vice Chairman & Secretary